Exhibit 5.5

November 4, 2011

Vail Resorts, Inc.

390 Interlocken Crescent

Broomfield, CO 80021

(303) 404-1800

Re:         Vail Resorts, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel in the State of Vermont (the “State”) to ROCKRESORTS EQUINOX, INC., a Vermont Corporation with a principal place of business in Broomfield, Colorado (“REI”) in connection with the Registration Statement on Form S 4 (the “Registration Statement”) of Vail Resorts, Inc., a Delaware corporation (the “Company”) and certain direct and indirect wholly-owned subsidiaries of the Company listed as co registrants thereto, including REI (collectively, the “Guarantors”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) in connection with the offering by the Company of up to $390,000,000 principal amount of the Company’s 6.50% Senior Subordinated Notes due 2019 (the “Exchange Notes”) and the guarantees of the Company’s payment obligations under the Exchange Notes (each, a “Guarantee”) by the Guarantors, in exchange for a like principal amount of the Company’s outstanding 6.50% Senior Subordinated Notes due 2019 (the “Outstanding Notes”).

We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Indenture dated April 25, 2011 by and among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the Exchange Notes (the “Indenture”), and such other documents, corporate records, certificates of officers of the Company and REI and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions.

In rendering this opinion we have assumed, without having made any independent investigation of the facts, except with respect to matters of State law on which we have opined below, the following:

(i)                                     the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies;

(ii)                                  to the extent that the obligations of REI may be dependent upon such matters, we have assumed for purposes of this opinion, other than with respect to REI, that each additional party to the agreements and contracts referred to herein is duly formed, validly existing and in good standing under the laws of its jurisdiction of

209 Battery Street  PO Box 988  Burlington, Vermont  05402   802-864-5751  www.dinse.com

                formation; that each such other party other than REI has the requisite corporate or other organizational power and authority to perform its obligations under such agreements and contracts, as applicable; and that such agreements and contracts have been duly authorized, executed and delivered by, and each of them constitutes the legally valid and binding obligation of, such other parties, other than REI, as applicable, enforceable against such other parties other than REI in accordance with their respective terms;

(iii)                               that all material factual matters, including, without limitation, representations and warranties contained in the agreements and contracts referred to herein are true and correct as set forth therein;

(iv)                              that each of the governmental records and indices referred to herein are complete, accurate, current, and properly indexed; and

(v)                                 that the certificates examined and relied upon by us herein have been validly issued and that the factual information set forth in such certificates, and in the other instruments and documents examined by us is true, complete, and accurate in all respects.

We are qualified to practice law only in the State and we express no opinion as to the laws of any state or jurisdiction other than those of the State.  This opinion is given as of the date hereof, and we disclaim any obligation to update this opinion letter for events occurring after the date of this opinion letter.  We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts after such time as the Registration Statement is declared effective.

Further, we express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors, nor do we express any opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

To the extent that our opinions relate to matters as to which government agencies have issued certificates, waivers, or other statements, or as to which we have examined government certificates or certificates from officers of REI, the opinions speak as of the date of such certificates and the effective date of such examinations.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.                                       Based solely on the Certificate issued by the Vermont Secretary of State dated November 2, 2011 attached hereto as Exhibit A, REI is validly existing and in  good standing as a corporation under the laws of the State.

2.                                       REI has all requisite corporate power to authorize, execute and deliver the

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                                                Indenture, the Exchange Notes and its respective Guarantee (collectively, the “Note Documents”) and to perform its obligations thereunder.

3.                                       The execution and delivery by REI of the Note Documents and the performance of its obligations thereunder have been duly authorized by all necessary corporate action of REI.

4.                                       The authorization, execution, delivery and performance of the Note Documents do not and will not violate (a) the Articles of Incorporation or bylaws of REI, (b) any order, judgment, writ or decree of any State court or other State agency of government that is binding on REI or (c) any law or regulation currently in effect in the State applicable to REI that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Note Documents.

5.                                       No registration with, consent, authorization or approval of or notice to, or other action to, with or by, any State governmental or regulatory body by or on behalf of REI is required to make valid and legally binding the execution and delivery by REI of the Note Documents and the performance of its obligations thereunder provided that our opinion in this Paragraph 5 is limited to those laws, statutes and governmental rules of the State of general application to business entities.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A.            We express no opinion regarding the Securities Act, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, the Investment Company Act of 1940, or any other federal or state securities laws or regulations.

B.            We express no opinion herein as to the validity, binding effect or enforceability of any of the Note Documents, and we understand that you have received other legal opinions from other counsel regarding such matters.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof.  We further consent to the reliance on this opinion by Gibson, Dunn & Crutcher LLP for the purpose of delivering its opinion to be filed as Exhibit 5.1 to the Registration Statement, as to the enforceability of the Indenture and the Exchange Notes.  In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ DINSE, KNAPP & MCANDREW, P.C.

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EXHIBIT A

CERTIFICATE OF GOOD STANDING

STATE OF VERMONT

OFFICE OF SECRETARY OF STATE

Certificate of Good Standing

I, James C. Condos, Vermont Secretary of State, do hereby certify that according to the records of this office

ROCKRESORTS EQUINOX, INC.

a corporation formed under the laws of the State of Vermont

was filed for record in this office on October 30, 2001

I further certify that the corporation has perpetual duration, that its most recent annual report is on file, and, as of this date, articles of dissolution/withdrawal have not been filed.

November 02, 2011

Given under my hand and the seal of the State of Vermont, at Montpelier, the State Capital

/s/ James C. Condos
James C. Condos Secretary of State